BDO in PUERTO RICO 1302 Ponce De Leon Ave. 1ST Floor San Juan, Puerto Rico 00907 Tel: 787-754-3999 Fax: 787-754-3105 www.bdopr.com

September 7, 2022

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously the principal accountants for X-Square Balanced Fund, LLC (the “Fund”) and, under the dates of February 24, 2021 and February 26, 2020, we reported on the financial statements of the Fund as of and for the year ended December 31, 2020 and as of and for the period from November 4, 2019 (inception date) through December 31, 2019. Our appointment as independent public accountants ceased on May 24, 2021.

We have read the statements made by the Fund included under Item 13(a)(4) of Form N-CSR dated March 2, 2022, and we agree with such statements, except for the following items: (1) we are not in a position to agree or disagree with Fund’s statement regarding the approval of the change of independent registered public accounting firms and the selection of Kevane Grant Thornton, LLP (“KGT”) by the Audit Committee of the Board of Directors and (2) we are not in a position to agree or disagree with the Fund’s statement that KGT was not consulted regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Fund’s financial statements, or the subject of a disagreement or reportable events. Such statements pertain to the Fund and not us as predecessor independent public accountants.

Very truly yours,

/s/ BDO Puerto Rico, PSC

BDO Puerto Rico, PSC

San Juan, Puerto Rico

BDO in Puerto Rico offers its services through one or more of the following affiliated entities: BDO-Audit, PSC; BDO-Advisory, LLC; BDO-Outsourcing Services, PSC; BDO-Tax, LLC; BDO Puerto Rico, PSC, and BDO-Government Services, LLC, all Puerto Rico entities. All such entities are members of BDO International Limited, a United Kingdom company limited by guarantee, and form part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.